                                                                 Exhibit (c)(4)

                             ACTUARIAL APPRAISAL OF
                         KEYPORT LIFE INSURANCE COMPANY
                                AND SUBSIDIARIES
                            AS OF SEPTEMBER 30, 2000




                                        PREPARED FOR:

                                        Liberty Financial Companies, Inc.


                                        PREPARED BY:

                                        Kenneth P. Mungan, F.S.A., M.A.A.A.
                                        John R. Roeger, A.S.A., M.A.A.A.
                                        Bruce W. Winterhof, F.S.A., M.A.A.A.
                                        Laird D. Zacheis, F.S.A., M.A.A.A.


                                        December 16, 2000


                                  Milliman USA

                           [MILLIMAN USA LETTERHEAD]

December 16, 2000


Mr. Andrew Hilbert
Chief Financial Officer
Liberty Financial Companies
600 Atlantic Avenue
Boston, Massachusetts 02210

Dear Andy:

This report provides actuarial appraisal values and projections as of September 30, 2000 for Keyport Life Insurance Company and its insurance subsidiaries.

Section I outlines the scope and qualifications associated with the analysis. Actuarial appraisal values, yearly statutory profits and sensitivity of results to changes in certain actuarial assumptions are summarized in Section II.
Section III provides the development of adjusted statutory book value. Sections IV and the Appendices summarize the methodology, models and actuarial assumptions underlying the developed values. Actuarial values, pro-forma as of June 30, 2001, are illustrated in Section V.

This report and all supporting and sensitivity analysis provided to potential purchasers is part of the Evaluation Materials described in the Confidentiality Agreement executed by potential purchasers, and is subject to all terms and provisions of the Confidentiality Agreement.

The professionals responsible for developing the actuarial values in this report are available to answer any questions regarding the assumptions and procedures underlying the values. Please contact either of us if any questions are raised.

Sincerely,



Bruce W. Winterhof, F.S.A.          Laird D. Zacheis, F.S.A.
Consulting Actuary                  Consulting Actuary

                                  Milliman USA

                               TABLE OF CONTENTS



SECTION                                                                                               PAGE
-------                                                                                               ----
I.                             Introduction and Qualifications                                        1

II.                            Summary of Results                                                     6

III.                           Development of Adjusted Statutory Book Value                           18

IV.                            Methodology, Models and Actuarial Assumptions                          19

V.                             Summary of Pro-Forma Results as of June 30, 2001                       23

APPENDIX
--------
A                              Summary of Asset and Investment Assumptions                            A-1

B                              Summary of Liability Models and Assumptions                            B-1

C                              Detailed Statutory Projection Output                                   C-1

                                    SECTION I

                         INTRODUCTION AND QUALIFICATIONS



Milliman & Robertson, Inc. (M&R) was retained by Liberty Financial Companies, Inc. (LFC) to perform certain actuarial analyses with respect to Keyport Life Insurance Company (Keyport Life) and its subsidiaries Keyport Benefit Life Insurance Company (KBIC) and Independence Life and Annuity Insurance Company (Independence). Specifically, our assignment has been to develop projected statutory earnings arising from the existing and potential future life and annuity business of Keyport Life, KBIC, and Independence (collectively Keyport or the Companies) and to calculate present values of these future earnings.

Keyport is a wholly owned subsidiary of LFC, which is publicly traded but majority owned by Liberty Mutual Insurance Company. In addition to Keyport, LFC owns a number of mutual fund asset managers. Keyport offers fixed, equity indexed, and variable annuities through banks, brokers/dealers, and general agent distribution channels. Keyport was one of the first companies to introduce equity-indexed annuities (EIA), and was a leading writer of EIA for several years. More recently, most of Keyport's sales have been fixed annuity or variable annuity. Keyport's variable annuity products offer both unaffiliated third party funds and funds that are affiliated through LFC.

M&R is frequently engaged to prepare such analyses of life insurance companies. The approach followed in this situation is consistent with methodology we have generally employed in previous engagements.

We have prepared this report with the understanding that it will be used internally by Keyport and LFC for purposes of analyzing strategic alternatives. The report is intended to provide certain actuarial information and analyses as of September 30, 2000 that would assist a qualified actuary, technically competent in the area of actuarial appraisals, to develop an estimate of (1) the adjusted statutory book value of the Companies as of

September 30, 2000; (2) the projected amounts and present values of future statutory profits from insurance in force as of September 30, 2000; and (3) the projected statutory earnings and present values from insurance written after September 30, 2000.

This report may not be distributed, disclosed, copied or otherwise furnished to any party other than Keyport and LFC without our prior consent. Any distribution of this report must be in its entirety.

Nothing included in this report is to be used in any filings with any public body, such as but not limited to the Securities and Exchange Commission or State Insurance Departments, without prior written consent from M&R.

We have projected future statutory profits computed according to regulatory reporting criteria. The validity of these projections depends on how well future experience conforms to our assumptions. Our assumptions for future mortality, persistency, expenses, investment return and other actuarial factors are based on our evaluation of recent experience of the Companies and anticipated future trends. The approach employed to develop the projection assumptions is described below.

         1. Persistency and mortality assumptions are based on the Companies' experience, industry experience, and pricing assumptions.

         2.       Production assumptions were provided by the Companies.

         3. Expenses were projected as a combination of: a) general industry allowables; and b) transitional expenses which equal the excess of total budgeted expenses over projected allowables.

         4. Future investment income reflects the run-off of the September 30, 2000 asset portfolio and new investments based on assumptions for asset yield, quality, and maturity provided by Keyport. The projections are based on the November 27, 2000 interest rate environment.

         5. Initial credited rates equal actual credited rates. Future credited rates are based on the Companies' target spreads and credited rate strategy.

Actual experience may differ from that assumed in the projections. Sensitivity of results to changes in certain assumptions is provided as part of Section II, Summary of Results.

RATIONALE FOR STATUTORY APPROACH

Our development of the projected amounts and actuarial values in this report reflect statutory accounting practices. Two reasons why we believe it is appropriate to analyze a life company using the statutory approach are:

         1. Statutory accounting determines the availability of earnings for dividends to life company shareholders.

         2. Statutory surplus constitutes the funds available for investments in new business or other ventures requiring capital.

RELATIONSHIP TO MARKET VALUE

An actuarial appraisal value does not necessarily represent the value of a company's stock in the open market. Rather, it is derived from a carefully constructed projection of future earnings and therefore reflects the value of a company's earnings potential under a specific set of assumptions. Assignment of a value to any business enterprise is also a matter of informed judgment. Purchase or sales price is determined by the parties involved, based on their respective evaluations of all relevant factors, including:

         o the perspective of the buyer and the seller and the level of confidence regarding the assumptions underlying projected earnings,

         o        the desired rate of return and the associated cost of capital,

         o        the degree of urgency associated with the sale or acquisition,

         o economies of scale and scope associated with the potential transaction, and

         o significant tax or other consequences/benefits, unique to a proposed transaction, which can have an effect on fair market value.

DATA RELIANCE

We have relied on information supplied by the Companies as well as on published financial information. We performed no audits or independent verification of the information furnished to us. To the extent that there are any material errors in the information provided, the results of our analysis will be affected as well. The principal materials relied upon include:

         1. Information contained in the public and internal statutory financial statements of the Companies.

         2. Inventory of insurance and annuity policies in force as of December 31, 1999 and September 30, 2000.

         3. Information on policies in force, including schedules or computer tapes of charges, cash values, statutory reserve factors, policy benefits, commission rates, and other policy information furnished to us by the Companies.

         4. Information and analysis supplied by the Companies on recent persistency and mortality experience, and assumptions as to future expected experience as embodied in internal pricing.

         5. Information provided by the Companies on invested assets as of September 30, 2000, expected default rates, and the investment of any positive net cash flows. Information provided by the Companies on equity option hedging strategies employed for its Equity Indexed Annuity business. Total return expectations on the Alternative Asset Portfolio, provided by the Company.

         6.       Information provided by the Companies on future expenses.

         7. Information provided by the Companies on statutory/tax reserve differences and DAC tax outstanding as of September 30, 2000, and other information with respect to federal income taxes.

         8. Information with respect to new business production levels, as supplied by the Companies.

         9. Information provided by the Companies on current statutory reserving practices.

                                   SECTION II
                               SUMMARY OF RESULTS

SUMMARY OF ACTUARIAL APPRAISAL VALUES

Table I summarizes the results of our analysis of the components of value as of September 30, 2000. The items included are: 1) Adjusted Statutory Book Value; 2) the present value of future statutory profits from business in force on September 30, 2000; and 3) the present value of future statutory profits from business written after September 30, 2000.

Future business production was valued in Table I assuming ten years of new business writings. Details regarding production are provided later in this section.

Tables II and III provide a summary of ten years of projected after-tax statutory profits. The ten-year projections reflect an assumption that earnings in excess of required capital funding are distributed from the Companies. Ten years of new production are reflected in Tables II and III.

Summaries of the models, products, methodology and assumptions for each line of business are provided in Section IV and in the Appendices. Detailed projections of annual statutory profits and present values of profit by line of business are provided in Appendix C.


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


                                    TABLE I

                             KEYPORT LIFE COMPANIES
                          SUMMARY OF ACTUARIAL VALUES
                            AS OF SEPTEMBER 30, 2000
                                 (IN MILLIONS)

                                                                                                    Discount Rate
                                                                                    ------------------------------------------
             Component of Value                                                              9%            11%             13%
                                                                                    ------------------------------------------
1) ADJUSTED STATUTORY BOOK VALUE                                                         $987.8         $987.8          $987.8
                                                                                    ------------------------------------------
2) VALUE OF BUSINESS INFORCE AS OF SEPTEMBER 30, 2000
   Deferred Annuity - Fixed - SPDA/FPDA                                                  $617.0         $572.0          $533.2
   Deferred Annuity - Equity Indexed                                                      151.4          141.3           132.3
   Deferred Annuity - Variable                                                            192.3          168.4           149.1
   SPWL                                                                                   241.4          214.2           192.1
   Independence Variable Life                                                              12.2           10.5             9.2
   Payout Annuity                                                                          56.0           51.1            46.9
   Institutional                                                                            7.4            7.1             6.8
                                                                                    ------------------------------------------
   Subtotal Pre-Tax Existing Business                                                  $1,277.7       $1,164.5        $1,069.6
   Federal Income Taxes                                                                 (448.2)        (408.8)         (375.9)
                                                                                    ------------------------------------------
   Subtotal After-Tax Existing Business                                                  $829.5         $755.7          $693.8
                                                                                    ------------------------------------------
3) Subtotal (1) plus (2)
   Pre-Tax                                                                             $2,265.5       $2,152.3        $2,057.4
   After-Tax                                                                            1,817.3        1,743.5         1,681.6
                                                                                    ------------------------------------------
4) TEN YEARS OF NEW BUSINESS FROM SEPTEMBER 30, 2000
   Deferred Annuity - Fixed                                                              $678.4         $527.5          $411.4
   Deferred Annuity - Equity Indexed                                                       91.8           66.6            47.3
   Deferred Annuity - Variable                                                            629.5          467.6           352.6
   Immediate Annuity - Variable                                                           187.8          110.5            58.4
   Institutional                                                                          270.2          222.9           186.4
   Unallocated Expense                                                                  (201.8)        (192.2)         (183.4)
                                                                                    ------------------------------------------
   Subtotal Pre-Tax Future Business                                                    $1,655.9       $1,203.0          $872.7
   Federal Income Taxes                                                                 (648.7)        (493.0)         (378.3)
                                                                                    ------------------------------------------
   Subtotal After-Tax Future Business                                                  $1,007.2         $710.1          $494.4
                                                                                    ------------------------------------------
5) TOTAL ACTUARIAL VALUES (3) PLUS (4)
   Pre-Tax                                                                             $3,921.4       $3,355.3        $2,930.1
   After-Tax                                                                            2,824.6        2,453.6         2,176.0
                                                                                    ------------------------------------------

                             Keyport Life Companies
                      Line of Business Statutory Projection
                       (post-tax; in millions of dollars)

           Baseline
     Year Ending September 30                             2000          2001           2002         2003          2004         2005
-----------------------------------------------------------------------------------------------------------------------------------
Existing Business at 9/30/2000
   Deferred Annuity - Fixed - SPDA/FPDA                                137.7          142.0        121.6          99.8         81.9
   Deferred Annuity - Equity Indexed                                    40.3           32.0         26.8          23.4         22.8
   Deferred Annuity - Variable                                          20.7           22.2         21.9          21.7         21.9
   SPWL                                                                 33.5           33.7         32.4          31.2         29.7
   ILI Variable Life                                                     1.4            1.3          1.3           1.3          1.3
   Payout Annuity                                                       11.3           10.2          8.9           7.8          7.0
   Institutional                                                         2.6            2.5          2.2           1.5          0.3
-----------------------------------------------------------------------------------------------------------------------------------
Total Existing Business                                                247.4          244.0        215.2         186.8        164.8
-----------------------------------------------------------------------------------------------------------------------------------
Ten Years of New Business from 9/30/2000
   Deferred Annuity - Fixed                                            (70.0)         (37.1)        (9.7)          12.3         33.8
   Deferred Annuity - Equity Indexed                                   (15.8)         (14.9)       (11.2)         (5.9)          0.5
   Deferred Annuity - Variable                                         (10.8)          (7.9)        (2.2)           4.0         11.0
   Immediate Annuity - Variable                                        (17.3)         (20.5)       (23.4)        (24.6)       (25.2)
   Institutional                                                          2.2            6.9         12.1          17.5         23.0
-----------------------------------------------------------------------------------------------------------------------------------
Total New Business                                                    (111.7)         (73.3)       (34.3)           3.3         43.0
-----------------------------------------------------------------------------------------------------------------------------------
Unallocated Expense                                                    (48.4)         (46.5)       (43.1)        (38.7)       (32.8)
-----------------------------------------------------------------------------------------------------------------------------------
Interest on Capital, Surplus & AVR                                      77.0           69.4         74.1          79.4         88.1
-----------------------------------------------------------------------------------------------------------------------------------
Total Pre-Tax Earnings                                                 164.4          193.6        211.9         230.7        263.1
-----------------------------------------------------------------------------------------------------------------------------------
Federal Income                                                       (100.5)         (90.3)       (76.1)        (85.9)      (106.1)
-----------------------------------------------------------------------------------------------------------------------------------
After-Tax Earnings                                                      63.9          103.3        135.8         144.9        157.0
-----------------------------------------------------------------------------------------------------------------------------------
Distributed Earnings (Capital Contributions)                           161.9           42.6         69.0          32.7         42.8
-----------------------------------------------------------------------------------------------------------------------------------
General Account Liabilities                           12,003.8      12,186.4       12,645.6     13,182.4      14,382.5     15,517.0
-----------------------------------------------------------------------------------------------------------------------------------
Separate Account Liabilities                           3,696.4       5,787.4        8,481.2     11,488.8      14,608.6     18,358.4
-----------------------------------------------------------------------------------------------------------------------------------
Capital, Surplus & AVR                                   987.8         889.8          950.6      1,017.3       1,129.5      1,243.7
-----------------------------------------------------------------------------------------------------------------------------------
NAIC RBC (Company Action Level)                          424.4         444.9          475.3        508.7         564.7        621.8
-----------------------------------------------------------------------------------------------------------------------------------
RBC Ratio (Company Action Level)                         232.7%        200.0%         200.0%       200.0%        200.0%       200.0%
-----------------------------------------------------------------------------------------------------------------------------------


           Baseline
     Year Ending September 30                           2006         2007         2008         2009             2010
--------------------------------------------------------------------------------------------------------------------
Existing Business at 9/30/2000
   Deferred Annuity - Fixed - SPDA/FPDA                 60.2         48.9         41.9         35.3             28.6
   Deferred Annuity - Equity Indexed                    16.8         11.6         10.1          9.5              8.5
   Deferred Annuity - Variable                          23.3         25.1         25.2         23.0             21.3
   SPWL                                                 28.0         26.4         24.9         23.8             22.3
   ILI Variable Life                                     1.3          1.3          1.3          1.2              1.2
   Payout Annuity                                        6.3          5.6          5.0          4.6              4.1
   Institutional                                         0.0          0.0          0.0          0.0              0.0
--------------------------------------------------------------------------------------------------------------------
Total Existing Business                                135.9        118.9        108.4         97.5             86.0
--------------------------------------------------------------------------------------------------------------------
Ten Years of New Business from 9/30/2000
   Deferred Annuity - Fixed                             52.2         68.8         85.6        102.8            120.3
   Deferred Annuity - Equity Indexed                     3.6          6.2          9.0         12.1             15.4
   Deferred Annuity - Variable                          18.8         27.7         37.4         48.8             64.9
   Immediate Annuity - Variable                       (26.0)       (26.9)       (28.0)       (29.5)           (31.3)
   Institutional                                        28.7         34.6         40.8         47.4             54.4
--------------------------------------------------------------------------------------------------------------------
Total New Business                                      77.2        110.5        144.9        181.6            223.7
--------------------------------------------------------------------------------------------------------------------
Unallocated Expense                                   (25.6)       (17.0)        (6.5)          0.0              0.0
--------------------------------------------------------------------------------------------------------------------
Interest on Capital, Surplus & AVR                      97.0        105.4        115.3        127.3            141.1
--------------------------------------------------------------------------------------------------------------------
Total Pre-Tax Earnings                                 284.6        317.8        362.1        406.4            450.9
--------------------------------------------------------------------------------------------------------------------
Federal Income                                        (120.9)      (135.0)      (153.1)      (170.5)          (183.2)
--------------------------------------------------------------------------------------------------------------------
After-Tax Earnings                                     163.7        182.8        209.0        235.8            267.7
--------------------------------------------------------------------------------------------------------------------
Distributed Earnings (Capital Contributions)            55.8         56.1         55.8         57.8             66.5
--------------------------------------------------------------------------------------------------------------------
General Account Liabilities                         16,475.9     17,643.4     19,131.4     20,901.9         22,915.0
--------------------------------------------------------------------------------------------------------------------
Separate Account Liabilities                        22,592.5     27,312.0     32,568.4     38,427.9         44,992.0
--------------------------------------------------------------------------------------------------------------------
Capital, Surplus & AVR                               1,351.6      1,478.2      1,631.4      1,809.4          2,010.6
--------------------------------------------------------------------------------------------------------------------
NAIC RBC (Company Action Level)                        675.8        739.1        815.7        904.7          1,005.3
--------------------------------------------------------------------------------------------------------------------
RBC Ratio (Company Action Level)                       200.0%       200.0%       200.0%       200.0%           200.0%
--------------------------------------------------------------------------------------------------------------------

                             Keyport Life Companies
                      Projected Statutory Operating Results
                            (in millions of dollars)


            Baseline
    Year Ending September 30                         2000           2001           2002            2003         2004
------------------------------------------------------------------------------------------------------------------------
Existing and Ten Years of New Business
   Premium Income                                                $4,104.5       $4,964.0        $5,736.5     $6,483.4
   Investment Income                                              1,032.2        1,017.0         1,043.2      1,101.5
------------------------------------------------------------------------------------------------------------------------
   Total Income                                                   5,136.7        5,981.0         6,779.7      7,584.9
------------------------------------------------------------------------------------------------------------------------
   Death Benefits                                                   330.6          365.7           412.0        469.2
   Surrender and Other Benefits                                   2,552.3        2,642.0         3,218.7      3,428.9
   Reserve Increase                                                 182.7          459.2           536.8      1,200.1
   Separate Account Transfers                                     1,640.0        2,016.2         2,056.9      1,872.5
   Expense                                                           88.8           95.9           102.5        108.0
   Commission                                                       177.9          208.4           240.9        275.5
------------------------------------------------------------------------------------------------------------------------
   Total Benefits and Expenses                                    4,972.2        5,787.4         6,567.8      7,354.2
------------------------------------------------------------------------------------------------------------------------
Total Pre-Tax Earnings                                              164.4          193.6           211.9        230.7
------------------------------------------------------------------------------------------------------------------------
Federal Income Tax                                                 (100.5)         (90.3)          (76.1)       (85.9)
------------------------------------------------------------------------------------------------------------------------
After-Tax Earnings                                                   63.9          103.3           135.8        144.9
------------------------------------------------------------------------------------------------------------------------
Distributed Earnings (Capital Contributions)                        161.9           42.6            69.0         32.7
------------------------------------------------------------------------------------------------------------------------


            Baseline
    Year Ending September 30                          2005          2006          2007        2008         2009             2010
---------------------------------------------------------------------------------------------------------------------------------
Existing and Ten Years of New Business
   Premium Income                                  $7,282.1      $8,188.0      $9,216.3   $10,384.2    $11,711.9        $13,222.3
   Investment Income                                1,194.2       1,271.6       1,352.5     1,460.5      1,593.9          1,745.6

   Total Income                                     8,476.4       9,459.6      10,568.8    11,844.7     13,305.8         14,967.9

   Death Benefits                                     531.5         591.7         656.6       732.2        820.7            922.0
   Surrender and Other Benefits                     3,937.4       4,853.5       55,39.4     6,249.0      7,140.7          8,200.6
   Reserve Increase                                 1,134.5         958.9       1,167.6     1,488.0      1,770.5          2,013.0
   Separate Account Transfers                       2,183.0       2,290.3       2,351.5     2,414.9      2,490.2          2,605.3
   Expense                                            113.4         119.1         125.0       131.3        144.0            166.0
   Commission                                         313.4         361.6         411.0       467.3        533.3            610.2
------------------------------------------------------------------------------------------------------------------------------
   Total Benefits and Expenses                      8,213.2       9,175.0      10,251.0    11,482.7     12,899.4         14,517.0
---------------------------------------------------------------------------------------------------------------------------------
Total Pre-Tax Earnings                                263.1         284.6         317.8       362.1        406.4            450.9
---------------------------------------------------------------------------------------------------------------------------------
Federal Income Tax                                   (106.1)       (120.9)       (135.0)     (153.1)      (170.5)          (183.2)
---------------------------------------------------------------------------------------------------------------------------------
After-Tax Earnings                                    157.0         163.7         182.8       209.0        235.8            267.7
---------------------------------------------------------------------------------------------------------------------------------
Distributed Earnings (Capital Contributions)           42.8          55.8          56.1        55.8         57.8             66.5
---------------------------------------------------------------------------------------------------------------------------------

DISCOUNT RATES

The actuarial appraisal values were developed using discount rates of 9%, 11%, and 13%. Table I illustrates the importance of the discount rate in the determination of the value of profits from existing and future business.


We did not use discount rates of 9%, 11% and 13% in developing the Adjusted Statutory Book Value amount shown in Table I. The amount of Adjusted Statutory Book Value is equal to the market value of assets supporting statutory capital and surplus and related items.


STATUTORY SURPLUS LEVELS, COST OF REQUIRED CAPITAL, AND RISK BASED CAPITAL

The approach used to project yearly profits underlying the present values reflects an assumption that all future earnings from in force business and from business to be produced over the next ten years are paid out as reported. No recognition has been given to the minimum level of statutory net worth required in order to continue favorable regulatory and rating agency treatment. The values for new business developed in our analysis reflect an assumption that adequate capital will be available to fund the projected new business volumes. Table II provides a projection of capital, surplus, and AVR levels assuming all statutory earnings are paid out in excess of the funds required to maintain a 200% NAIC RBC (Risk Based Capital - Company Action Level) ratio in the Companies. Projected RBC ratios are illustrated based on the current asset portfolio distribution.

The actuarial values presented in Table I do not include any specific provision for the cost of retaining capital in the Companies in order to support the ongoing insurance operations. The cost of retaining capital will depend on a) the level of capital believed necessary for the risks inherent in the insurance operations of the Companies and to achieve desired ratings from various rating agencies; and b) the differential between the rate of return realized on retained capital and a buyer's desired rate of return for an acquisition.

Illustrated below are sample costs of capital under alternative capital requirements, based on the difference between an investor's required rate of return of 9%, 11%, or 13% and the after-tax investment earnings rate on capital of 5.07%.


                           Illustrated Cost of Capital
                                  (in millions)

                                                           175% RBC Ratio                200% RBC Ratio
-------------------------------------------------------------------------------------------------------------
                                                      9%        11%        13%         9%       11%       13%
-------------------------------------------------------------------------------------------------------------
Required Capital at September 30, 2000            $742.7     $742.7     $742.7     $848.8    $848.8    $848.8
-------------------------------------------------------------------------------------------------------------
Cost of Capital
o   Business In force at September 30, 2000       $119.5     $165.9     $205.5     $136.6    $189.6    $234.9
o   Future Business - 10 Years of Production       254.4      321.2      363.1      290.7     367.1     415.0
-------------------------------------------------------------------------------------------------------------
o   In force and 10 Years of Production           $373.9     $487.1     $568.6     $427.3    $556.7    $649.8
-------------------------------------------------------------------------------------------------------------


The factors used to develop projected RBC are summarized in Appendix A.


INVESTMENTS

Keyport provided detailed information on the investment portfolios as of September 30, 2000. Substantially all of the invested assets were allocated to the annuity and insurance lines of business. Policy loans were allocated to the associated policy liabilities. Preferred stock, common stock, mortgage loans, and a portion of Schedule D bonds and cash and short term, were allocated to adjusted statutory book value. Market values for the assets allocated to adjusted statutory book value were provided by Keyport as of September 30, 2000.

The actuarial values in Table I and projected statutory income amounts in Tables II and III are based on a level interest scenario and the November 27, 2000 yield curve. Details regarding investment allocation, reinvestment strategy, and other asset assumptions are provided in Appendix A. Interest sensitivity testing related to defined shifts in the yield curve is summarized later in this Section.

Keyport targets 3% of assets to be invested in an Alternative Asset Portfolio, consisting primarily of private equity and low volatility hedge funds. The Company's target return on the overall alternative portfolio is

17% to 25%. This analysis reflects 3% of the portfolio invested in Alternative Assets, with a total return net of expense of 18%, as provided by the Company. The overall increase in yield due to the Alternative Asset Portfolio is 32 basis points. The cost of capital calculations reflect the additional capital required by these investments.



FEDERAL INCOME TAXES

The actuarial appraisal values summarized in Table I have been adjusted for the effect of federal income taxes, assuming a 35% tax rate. In evaluating the potential effect of taxes on value, one should consider:

         a)       Differences between tax and statutory reserves;

         b)       Impact of the DAC proxy tax;

         c)       Other differences between tax and statutory amounts; and

         d)       Tax benefits related to the transaction.

We have projected taxes as 35% of statutory income, adjusted as described below.

         o The impact of the Deferred Acquisition Cost (DAC) proxy tax is based on the establishment of an asset for purposes of calculating taxable income equal to 7.70% of life insurance premium income and 1.75% of non-qualified annuity premium. The resulting tax asset is assumed to be amortized over ten years. A corresponding reduction in taxes due to the amortization of the existing DAC tax balance of $84.5 million in the Companies as of September 30, 2000 is reflected as well.

         o Interest related capital gains and losses are capitalized into the Interest Maintenance Reserve (IMR) on an after-tax basis. The tax on capital gains and losses is reflected in full in the year it is incurred.

         o The statutory reserve exceeds the tax reserve as of September 30, 2000 on modeled liabilities by approximately $195 million. The difference represents reserves which will eventually flow into statutory income but not taxable income. The projections reflect the impact of statutory - tax reserve differences for both inforce and new business.

         o The statutory basis of assets exceeds the tax basis by $257.6 million as of September 30, 2000, primarily on index options and private equity investments. The difference will create an increase to taxable income as the assets mature.


FUTURE BUSINESS VALUES AND PRODUCTION LEVELS

The values for business written after September 30, 2000 reflect ten years of new production. The following table summarizes premium production levels as provided by the Companies.


                             KEYPORT LIFE COMPANIES
                             PRODUCTION ASSUMPTIONS
                          (SINGLE PREMIUM, IN MILLIONS)

                                      2000                                                Annual Growth
Product Line                      Estimate          2001           2002         2003       2004 & Later
-------------------------------------------------------------------------------------------------------
Fixed Annuity                       $1,122        $1,269         $1,375       $1,490                12%
Equity Indexed Annuity                 121           320            354          424                12
Variable Deferred Annuity              678         1,000          1,250        1,575                15
Variable Immediate Annuity             100           250            300          400                20
-------------------------------------------------------------------------------------------------------
Subtotal Individual Retail          $2,021        $2,839         $3,279       $3,889                 -
-------------------------------------------------------------------------------------------------------
Institutional & PPVLI                 $800        $1,400         $1,600       $1,800                10%
-------------------------------------------------------------------------------------------------------
Conservation Production               $190          $230           $250         $250                 0%
-------------------------------------------------------------------------------------------------------
Total Production                    $3,011        $4,469         $5,129       $5,939                 -
-------------------------------------------------------------------------------------------------------

For purposes of the projections, production is assumed to be written uniformly throughout the year, and calendar year production is interpolated for projection years.

Additional details on production by product are provided in Appendix B.

GENERAL EXPENSES AND PREMIUM TAXES, LICENSES AND FEES

The budgeted expenses for the Company are summarized in the following table.


                             KEYPORT LIFE COMPANIES
                                BUDGETED EXPENSE
                                  (IN MILLIONS)

                                                             2000
Category                                                Estimated         2001         2002           2003
----------------------------------------------------------------------------------------------------------
General Expense                                             $56.6        $61.4        $67.2          $70.6
LFDI                                                         27.4         29.9         32.1           35.0
Guaranty Fund Assessments                                     1.0          0.0          0.0            0.0
KBIC & Independence                                           3.0          2.4          2.5            2.7
Miscellaneous Exhibit 6 Taxes                                 2.0          2.1          2.3            2.4
Internal Investment Expense Allocation                       (7.0)        (7.5)        (8.1)          (8.4)
Corporate Overhead                                            1.8          1.8          1.8            1.8
----------------------------------------------------------------------------------------------------------
Total Statutory Expense                                     $84.8        $90.1        $97.8         $104.1
----------------------------------------------------------------------------------------------------------

The 2003 budget is assumed to grow at 5% beyond 2003. For purposes of the projections, expenses are assumed to be uniform throughout the year, and calendar year expenses are interpolated for projection years.

LFDI represents the budget for Liberty Funds Distributors, Incorporated, the joint marketing group for Keyport and the LFC mutual funds.

The unit expense assumptions are based on general industry allowables. In the near term, the unit expenses do not cover the budgeted expense in full. The excess of budgeted expense over total unit expense allowable, is illustrated separately as unallocated expense as a reduction to the future business actuarial appraisal values.


EQUITY-INDEXED ANNUITY

Keyport began selling equity-indexed annuities (EIA) in 1995, and was a leader in that market for several years. Keyport's EIA products are predominantly multi-year highwater mark design, i.e., pay a return based on the highest index point at any anniversary. The majority of contracts are for five-year renewable terms.

Keyport's practice has been to manage the equity index risk internally, through purchases of S&P call options and futures. The options are valued on the statutory balance sheet at intrinsic value plus unamortized cost. The statutory reserves reflect accrual of premium to the ultimate guarantee of 90% principal and 3% growth, plus intrinsic value of the fully vested liability equity index guarantee.

Keyport manages a very close match between the asset and liability equity risks for the EIA line. The projections reflect an assumption that Keyport maintains a perfect hedge going forward.

The first large block of EIA contracts began coming up for renewal in 2000. The surrender experience is still emerging on this business, but initial results indicate surrenders higher than the Company's plan. Keyport has put in place conservation programs to retain this business, and expects surrender rates to return to levels used in their internal planning. The surrender rates in this analysis are based primarily on the most recent experience, but a sensitivity is included to illustrate the impact of reduced surrender levels.


FINANCIAL REINSURANCE

Keyport is considering entering into a financial reinsurance agreement prior to yearend 2000, for purposes of improving the yearend RBC ratio to maintain the Company's internal target capital level. As of the date of this report, the details to this arrangement have not yet been determined. This analysis does not reflect any cost associated with financial reinsurance.


SENSITIVITY TESTING

The actuarial appraisal values illustrated in Table I reflect a constant interest environment. We have analyzed the impact of changes in the interest environment on inforce general account business. Assumptions underlying the interest environment sensitivities are consistent with the baseline projections.

      INTEREST RATE SENSITIVITY TESTING OF INFORCE GENERAL ACCOUNT BUSINESS
                  CHANGE IN PRESENT VALUE OF STATUTORY PROFITS
                            (AFTER-TAX, IN MILLIONS)

                                                                                                  Discount Rate
----------------------------------------------------------------------------------------------------------------------------------
              Interest Sensitivity                                                         9%               11%                13%
----------------------------------------------------------------------------------------------------------------------------------
1)            Rates increase 1.5% immediately                                        $(118.3)           $(97.1)            $(80.5)
----------------------------------------------------------------------------------------------------------------------------------
2)            Rates increase .25% per year for 10 years, then level                    (53.8)            (43.8)             (36.0)
----------------------------------------------------------------------------------------------------------------------------------
3)            Rates increase .5% per year for 5 years, then decrease .5%              (130.2)           (105.7)             (87.0)
              per year for 5 years, then level
----------------------------------------------------------------------------------------------------------------------------------
4)            Rates fall 1.5% immediately                                               73.8              65.2               58.0
----------------------------------------------------------------------------------------------------------------------------------
5)            Rates fall .25% per year for 10 years, then level                         38.0              35.2               32.5
----------------------------------------------------------------------------------------------------------------------------------
6)            Rates fall .5% per year for 5 years, then rise .5% per year               71.9              63.9               57.3
              for 5 years, then level
----------------------------------------------------------------------------------------------------------------------------------

We have also analyzed the sensitivity of existing business values to changes in the assumptions as follows:

         1) The impact of a 20% decrease in base lapse rates (e.g., a 10% lapse rate is adjusted to 8%).

         2) The impact of a 20% increase in base lapse rates (e.g., a 10% lapse rate is adjusted to 12%).

         3) The impact of a 25 basis point decrease in the credited rate (increase in spread), subject to guarantees. As a result of the decrease in the credited rate, additional interest sensitive lapses were assumed to occur as outlined in Appendix B.

         4) The impact of a 25 basis point increase in investment earnings rate.

         5) The impact of a 25% decrease in unit maintenance expenses, with no change to unabsorbed expense.

         6) The impact of an 8 basis point reduction in investment expenses, from 13 basis points to 5 basis points.

         7) The impact of a reduction in lapse rate to 30% on EIA renewals.

The table below illustrates the impact on the after-tax values reflected in Table I under the above changes to assumptions.


                    SENSITIVITY ANALYSIS - INFORCE BUSINESS
                  CHANGE IN PRESENT VALUE OF STATUTORY PROFITS
                            (AFTER-TAX, IN MILLIONS)

                                                          Discount Rate
--------------------------------------------------------------------------------------
Sensitivity Test                                9%               11%               13%
--------------------------------------------------------------------------------------
20% decrease in lapse                       $125.7            $105.9             $90.3
20% increase in lapse                       (100.7)            (86.1)            (74.4)
25 bp decrease in credited rate               18.2              17.1              16.1
25 bp increase in earnings rate               74.3              69.2              64.8
25% decrease in unit maintenance expense       7.7               7.2               6.7
8 bp decrease in investment expense           23.8              22.1              20.7
30% EIA lapse on renewal                      73.9              62.8              53.9
--------------------------------------------------------------------------------------

                                   SECTION III

                  DEVELOPMENT OF ADJUSTED STATUTORY BOOK VALUE


The following table summarizes the development of the Adjusted Statutory Book Value as of September 30, 2000 for the Companies.


                             KEYPORT LIFE COMPANIES
                  DEVELOPMENT OF ADJUSTED STATUTORY BOOK VALUE
                            AS OF SEPTEMBER 30, 2000
                                  (IN MILLIONS)

--------------------------------------------------------------------------------------------------------
Component                          Keyport Life            KBIC         Independence        Consolidated
--------------------------------------------------------------------------------------------------------
Capital and Surplus                      $727.5           $28.0                $33.3              $727.5
Asset Valuation Reserve                   254.0             0.9                  0.1               255.0
Agents' Balances                            8.4             0.7                  0.0                 9.1
Statutory Goodwill                        (3.5)               -                    -               (3.5)
Mark-to-Market on Surplus Assets              -               -                    -               (0.3)
--------------------------------------------------------------------------------------------------------
Total                                                                                             $987.8
========================================================================================================

The adjusted book value includes an addition for the difference between the book and market value of certain assets allocated to statutory book value, adjusted for taxes at 35%. Market values were provided by the Companies. Common stock, low-rated bonds, and certain higher risk CMO investments were allocated to statutory book value along with cash, short-term investments and a portion of Schedule D bonds. Details on assets allocated to statutory book value are included in Appendix A.

                                   SECTION IV

                  METHODOLOGY, MODELS AND ACTUARIAL ASSUMPTIONS


This section summarizes the models and assumptions underlying the projections of the life insurance and annuities inforce and anticipated to be sold by Keyport.


MODELS

The models were developed by selecting the major plans inforce, and modeling other minor plans into the major plans based on representative characteristics. The significant new business plans, both those currently sold and anticipated new products to be introduced in 2001, were modeled as well. The models reflect all issue years of inforce and a wide range of issue ages.

A description of the principal products follows below. Detailed product descriptions are included in Appendix B.


         FIXED ANNUITIES

         The Company began selling fixed deferred annuities in 1983. They are a mix of single and flexible premium policies sold in both tax-qualified and non-qualified markets. Back-end surrender charges vary by product and range from five to ten year runoff patterns. Recently sold products contain multi-year guaranteed credited rates, mostly for five years. All of the products allow free partial withdrawals, and several have provisions that don't allow free withdrawals in excess of cumulative interest.

         EQUITY INDEXED ANNUITIES

         Equity-indexed deferred annuities have been issued since 1995. Vested index credits are awarded annually based on participation in the Standard and Poor's 500 Index and the applicable vesting schedule. The vast majority of inforce policies have a five-year term period with a discrete look-back (high watermark) design. Multipoint, a recently sold product, has an Asian look-back (high watermark of monthly average) design. The minimum guaranteed cash surrender value is 90% of premium growing at 3.0% reduced for partial surrenders. Full surrenders prior to the end of the term period are subject to a 10% of premium penalty. However, there is a free partial withdrawal provision up to the vested interest credits as of the last anniversary.


         VARIABLE ANNUITIES

         Variable annuity policies have been issued since 1980. The inforce plans were sold as single and flexible premium and have surrender charges up to seven years. The vast majority of daily mortality and expense charges is 140 basis points. Most products offer a standard guaranteed minimum death benefit equal to the highest anniversary account value, however no less than premium. There is also an enhanced minimum death benefit offered, but seldom elected. A DCA account with a high guaranteed interest rate is offered to the current products with maturity of six to twelve months.

         Keyport is planning to introduce a Bonus VA product, Latitude, in 2001, which will feature up-front bonuses of three to five percent, but will not offer a DCA account. The Company expects to redesign this product, probably in 2002, if accounting guidelines change to prohibit the deferral of up-front bonuses for GAAP reporting purposes. The redesigned product would feature an up-front bonus that is vested over time, in order to mirror the current GAAP treatment of amortizing the cost of the bonus. Any product design change is anticipated to have economics substantially similar to the current Latitude product. This analysis does not reflect any future potential changes to Latitude.

         Also, Keyport is redesigning its immediate VA product in 2001. The current product, PIP, is sold with a choice of certain payout periods with commission rates not varying by contract term. The redesigned product offers a life annuity option as well as commission rates varying by contract term.


         SINGLE PREMIUM LIFE (SPWL)

         SPWL is a single premium product similar to an SPDA but with a significant death benefit. The products were mostly sold from 1982 to 1988. The product currently has no loads or cost of insurance charges, but features an excess interest surrender charge throughout the life of the policy. Preferred loans are available at a zero net cost to the policyholder for amounts up to accumulated interest. Amounts in excess of accumulated interest are charged a 2.5% spread.


         INSTITUTIONAL

         Keyport manages institutional business through separate accounts. The inforce is primarily business with an enhanced S&P return guarantee, which is exactly matched with futures contracts. The Company anticipates increasing this business going forward. Keyport also has a small block of GIC contracts inforce.


ASSUMPTIONS

The assumptions underlying the projections are outlined below. Detailed assumptions are outlined in the Appendices.

         o The lapse assumptions were based on an analysis of nine months 2000 termination experience, a review of pricing assumptions, and our knowledge of the experience of similar blocks of business in other companies. Projected lapses include provision for additional interest sensitive lapses due to the difference between market rates and projected credited rates.

         o Mortality and partial surrender assumptions were based on industry experience, and validated against recent Company financial statements.

         o Credited rates for inforce business reflected in this analysis are based on maintaining Keyport's current credited rates, adjusted for Keyport's current renewal crediting rate strategy. For future issues, credited rates are based on the target pricing spread in all years.

         o Commissions were projected based on commission rates provided by Keyport.

         o Expenses were projected based on Keyport pricing allowables for acquisition costs, and target industry allowables for maintenance costs.

         o Statutory and tax reserves were projected based on the current reserving practices of the Companies.

         o Investment income reflects the September 30, 2000 asset portfolios of the Companies, the November 27, 2000 yield curve, and future investment strategies provided by Keyport. Separate accounts are assumed to grow at 10% net of investment management fees.

                                    SECTION V

                SUMMARY OF PRO-FORMA RESULTS AS OF JUNE 30, 2001


SUMMARY OF PRO-FORMA ACTUARIAL APPRAISAL VALUES

Table IV summarizes the results of our analysis of the components of value pro-forma as of June 30, 2001. The items are in a format consistent with the Table I values as of September 30, 2000. The values in Table IV do not include any provision for the cost of retaining capital in the Company to support the ongoing operations, which is discussed later in this Section.

                                    TABLE IV

                             KEYPORT LIFE COMPANIES
                          SUMMARY OF ACTUARIAL VALUES
                         PRO-FORMA AS OF JUNE 30, 2001
                                 (IN MILLIONS)

                                                                               Discount Rate
                                                          ---------------------------------------------------
Component of Value                                                   9%               11%                 13%
-------------------------------------------------------------------------------------------------------------
1) ADJUSTED STATUTORY BOOK VALUE                               $1,035.7          $1,035.7            $1,035.7
-------------------------------------------------------------------------------------------------------------
2) VALUE OF BUSINESS INFORCE AS OF JUNE 30, 2001
Deferred Annuity - Fixed - SPDA/FPDA                             $660.3            $613.2               572.5
Deferred Annuity - Equity Indexed                                 148.8             139.0               130.3
Deferred Annuity - Variable                                       230.4             201.8               178.8
SPWL                                                              232.6             206.7               185.7
Independence Variable Life                                         11.9              10.3                 9.1
Payout Annuity                                                     69.4              62.8                57.2
Institutional                                                      22.8              21.0                19.5
-------------------------------------------------------------------------------------------------------------
Subtotal Pre-Tax Existing Business                             $1,376.4          $1,254.8            $1,153.0
Federal Income Taxes                                             (455.3)           (413.8)             (379.1)
-------------------------------------------------------------------------------------------------------------
Subtotal After-Tax Existing Business                             $921.0            $841.0              $773.9
-------------------------------------------------------------------------------------------------------------
3) SUBTOTAL (1) PLUS (2)
Pre-Tax                                                        $2,412.1          $2,290.5            $2,188.8
After-Tax                                                       1,956.8           1,876.8             1,809.6
-------------------------------------------------------------------------------------------------------------
4) TEN YEARS OF NEW BUSINESS FROM JUNE 30, 2001
Deferred Annuity - Fixed                                         $730.5            $568.1              $443.3
Deferred Annuity - Equity Indexed                                 101.4              73.6                52.4
Deferred Annuity - Variable                                       709.5             527.7               398.4
Immediate Annuity - Variable                                      221.6             131.3                70.1
Institutional                                                     293.5             242.4               202.8
Unallocated Expense                                              (177.6)           (169.9)             (162.8)
-------------------------------------------------------------------------------------------------------------
Subtotal Pre-Tax Future Business                               $1,879.0          $1,373.3            $1,004.3
Federal Income Taxes                                             (733.6)           (559.7)             (431.6)
-------------------------------------------------------------------------------------------------------------
Subtotal After-Tax Future Business                             $1,145.3            $813.6              $572.7
-------------------------------------------------------------------------------------------------------------
5) TOTAL ACTUARIAL VALUES (3) PLUS (4)
Pre-Tax                                                        $4,291.1          $3,663.8            $3,193.0
After-Tax                                                       3,102.1           2,690.4             2,382.3
-------------------------------------------------------------------------------------------------------------

SUMMARY OF ASSUMPTIONS

The assumptions underlying the pro-forma values as of June 30, 2001 are identical to those used elsewhere in the Appraisal. Specifically, production amounts, expense budgets, and all other actuarial assumptions for September 30, 2000 through June 30, 2001 are assumed to be as described in this report. The following additional assumptions were utilized:

         1) Production in 2011 is assumed to continue to grow at the same rate as prior years.

         2) Zero dividends are assumed to be paid out of the Company in the period between September 30, and June 30, and zero capital is assumed to be injected into the Company during that period. No financial reinsurance is reflected.


COST OF REQUIRED CAPITAL

The cost of required capital as of June 30, 2001 consistent with the values in Table IV, is illustrated below.


                 ILLUSTRATED COST OF CAPITAL AS OF JUNE 30, 2001
                                  (IN MILLIONS)

                                                                       175% RBC Ratio                200% RBC Ratio
-----------------------------------------------------------------------------------------------------------------------------
                                                                  9%        11%         13%        9%        11%          13%
-----------------------------------------------------------------------------------------------------------------------------
Required Capital at June 30, 2001                             $769.6     $769.6      $769.6    $879.6     $879.6       $879.6
-----------------------------------------------------------------------------------------------------------------------------
Cost of Capital
o            Business In force at June 30, 2001               $124.0     $172.3      $213.5    $141.8     $196.9       $244.0
o            Future Business - 10 Years of Production          276.8      349.6       395.1     316.4      399.5        451.6
-----------------------------------------------------------------------------------------------------------------------------
o            In force and 10 Years of Production              $400.9     $521.8      $608.6    $458.1     $596.4       $695.5
-----------------------------------------------------------------------------------------------------------------------------

                                   APPENDIX A

                             KEYPORT LIFE COMPANIES
                   SUMMARY OF ASSET AND INVESTMENT ASSUMPTIONS


ASSET PORTFOLIO AS OF SEPTEMBER 30, 2000

Modeled invested assets were projected on a seriatim basis, recognizing call features, refinancing provisions, and anticipated levels of prepayments. Many of the assets were projected using the CMS BondEdge software. A summary of the modeled assets is shown below:

                             KEYPORT LIFE COMPANIES
                                 MODELED ASSETS
                            AS OF SEPTEMBER 30, 2000
               (VALUES IN MILLIONS, GROSS ANNUAL EFFECTIVE YIELDS)

-----------------------------------------------------------------------------------------------------------------
      Security Type         Book Value    Par Value    Market Value    Book Yield    Coupon Rate    Market Yield
-----------------------------------------------------------------------------------------------------------------
ABS                           $1,439.0     $1,443.4        $1,410.7          7.46%          7.46%           8.12%
CMO                            1,242.4      1,322.6         1,243.7          8.59           7.24            8.29
CMBS                           1,066.0      1,078.1         1,045.1          7.54           7.40            7.87
Pass-Through                     823.7        842.6           819.5          7.23           7.00            7.38
Govt. Bond                        78.1         77.4            78.1          6.15           6.44            6.43
Corp. Bond                     4,392.9      4,403.2         4,279.3          7.67           7.67            8.26
Private Placement              1,364.1      1,368.9         1,306.4          7.92           7.88            8.37
FHA                              106.6        105.3           101.6          7.95           7.99            9.46
Leveraged Loan                   316.0        316.0           316.0         11.00          11.00           11.00
Short Term                       445.4        445.9           445.4          6.61           6.61            6.61
Floating Rate Bond               212.1        222.4           209.0          8.67           7.56            9.04
-----------------------------------------------------------------------------------------------------------------
Total Invested Asset         $11,486.2    $11,625.7       $11,254.7          7.79%          7.59%           8.18%
=================================================================================================================


The equity-linked option portfolio, with book value of $443.6 million as of September 30, 2000, was modeled in aggregate, as described later in this Appendix.

Assets allocated to surplus and AVR include preferred and common stock and bonds rated CCC or lower. Also allocated to surplus were certain higher risk categories of CMOs and CMOs for which public information was not readily available. Remaining surplus amounts were backed by cash, short term and a pro-rata share of invested assets.

Amounts backing capital, surplus, and AVR are summarized below. The mark-to-market is as of September 30, 2000. Equities, mortgage loans, and amounts receivable for securities are reflected at book value.

                     ASSETS BACKING CAPITAL, SURPLUS AND AVR
                            AS OF SEPTEMBER 30, 2000
                                  (IN MILLIONS)

      ------------------------------------------------------------------
      Security Type                         Book Value      Market Value
      ------------------------------------------------------------------
      Mortgage Loans                            $8.7              $8.7
      Common Stock                              56.5              56.5
      Receivable for Securities                 38.8              38.8
      Real Estate                                0.0               0.00
      Non-modeled CMOs                         124.5             130.6
      CCC & Lower Bonds                         21.2              18.5
      Cash and Short Term                      516.8             516.8
      Alternative Asset Portfolio               36.7              36.7
      Other Schedule D                         188.4             184.6
      ------------------------------------------------------------------
      Total                                   $991.6           $$991.2
      ==================================================================

The Adjusted Book Value reflects an after-tax mark-to-market of $(0.3) million for assets allocated to capital, surplus, and AVR.

Keyport targets approximately 3% of total assets in an Alternative Asset Portfolio, which consists of a mixture of private equity investments, low volatility hedge funds, and structured finance securities. In aggregate, the Alternative Asset Portfolio is assumed to return 18%, and remain at 3% of liabilities and capital, as specified by the Company. The impact of the Alternative Asset Portfolio is reflected as an overall increment to investment income of 32 basis points, i.e. an incremental 10.5% yield on 3% of the portfolio.

REINVESTMENT ASSUMPTIONS

The following table is representative of the future investment strategy for positive cash flow, as specified by Keyport.

The spreads are consistent with corporate bond equivalent (semi-annual) yield.

                         KEYPORT LIFE INSURANCE COMPANY
         REINVESTMENT STRATEGY - MARKET CONDITIONS ON NOVEMBER 27, 2000

---------------------------------------------------------------------------------------------------------------------
                                                                                                     Net         Net
                                                         Approx     Treasury    Gross       Net     Yield       Yield
 Asset Class            Rating    Maturity  Allocation  Duration      Rate      Spread    Spread    (BEY)       (AEY)
---------------------------------------------------------------------------------------------------------------------
Public Corporate          A            5        16%         4.0       5.63%      1.45%     1.31%     6.94%      7.06%
Public Corporate          BBB         10        11          6.8       5.64       2.30      2.04      7.68       7.83
Private Corporate         A            5        12          4.0       5.63       1.85      1.71      7.34       7.47
Private Corporate         BBB         10         8          6.8       5.64       2.70      2.44      8.08       8.24
Public Corporate          BB           5         5          3.9       5.63       3.70      2.64      8.27       8.44
Public Corporate          B            5         3          3.8       5.63       6.23      3.97      9.60       9.83
Agency Passthrough MBS    AAA         15        10          3.7       5.64       1.45      1.33      6.97       7.09
CMO - Subordinated        AAA         10         6          5.0       5.64       1.75      1.63      7.27       7.40
CMO                       AAA          5         6          2.4       5.63       1.40      1.28      6.91       7.03
CMBS                      A            5         5          4.0       5.63       1.83      1.69      7.32       7.45
CMBS                      BBB         10         5          6.8       5.64       2.33      2.07      7.71       7.86
ABS                       AA           2        11          1.8       5.86       0.89      0.76      6.62       6.73
Short Term                AAA          0         2          0.0       6.33       0.27      0.15      6.48       6.59
---------------------------------------------------------------------------------------------------------------------
Total                                          100%        4.3        5.67%      1.94%     1.67%     7.34%      7.48%
=====================================================================================================================

Keyport manages a securities lending program involving approximately 10% of the asset base. Cash collateral is received for securities that are lent. The target net investment return from the management of the cash collateral is 20 basis points per year. This return acts to increase the yield on the underlying securities that are lent. The net impact is a 2 basis point increase in the aggregate portfolio yield.

Assets are assumed to be purchased at zero discount, i.e., coupon rates are equal to statutory yield.

A cash balance of 2% is maintained before net positive cash flow is reinvested.

Based on the November 27, 2000 yield curve, this investment strategy results in a gross effective yield for future investments of 7.76%. After expenses, allowances for default, the 2 bp impact of Keyport's securities lending program, and the 32 bp impact of the Alternative Asset Portfolio, the net effective new money rate is 7.80%.

Future issues are projected based on the net new money rate of 7.80%.

DISINVESTMENT ASSUMPTIONS

Assets are liquidated on a pro-rata basis as sales are needed in order to fund net cash outflow. Capital gains and losses were amortized into income through the Interest Maintenance Reserve (IMR). The projections allow IMR to fall below zero by a small amount (less than ten million). It is assumed that a buyer would have available positive IMR to offset negatives on this block, or that asset sales would be selected in order to avoid a disallowed negative IMR. The existing IMR balance of $7 million was allocated to the fixed annuity line of business.

PREPAYMENT PROVISIONS

         CORPORATE BONDS: Initial call dates and premiums on existing bonds were extracted from Bloomberg Analytics. Call schedules for bonds not found on Bloomberg were provided by the company. The call premium is assumed to linearly grade to zero at maturity. Investment grade bonds are assumed to be called when the market price of the bond exceeds the call price of the bond by 3% or more. Non-investment grade bonds are assumed to be called when the market price of the bond exceeds the call price by 5% or more.

         BONDS MODELED ON CMS:

                  CMOS AND PASS-THROUGHS: BondEdge's mortgage prepayment forecasts are stated in terms of percentage of PSA (the Public Security Association Standard Prepayment Model) and/or CPR (Conditional Prepayment Rate) in accordance with market convention.

                  Prepayment forecasts for mortgage pools are generated by a proprietary prepayment model developed at CMS, and take into account the collateral type (e.g., 30-year or 15- year maturity), the age and weighted average coupon on the collateral, and the current interest rate environment.

                  Prepayment forecasts for CMOs are based on CMS model prepayment forecasts for the underlying mortgage collateral. CMO cashflow forecasts are then calculated on the assumption that no credit losses occur.

                  ASSET-BACKED SECURITIES: BondEdge has a proprietary prepayment model for home equity loans and manufactured housing collateral. The model generates prepayment forecasts using one of a number of parameter sets, which determine the extent to which the collateral will exhibit interest rate-sensitive prepayments and prepayments due to relocations, defaults and curtailments. Each asset-backed security deal backed by these types of collateral is assigned to a particular parameter set, based upon the collateral details of the deal.

                  CMBS: BondEdge's CMBS model assumes no prepayments can occur during a lockout period. If there is a make-whole penalty clause in the deal, cash flows will reflect the required prepayment penalty and/or yield maintenance on any principal prepayments, according to the prepayment speed (CPR%) specified by the user. BondEdge does not make default projections for CMBS deals (defaults are assumed to be zero).

         OTHER MORTGAGE BACKED SECURITIES: Prepayment rates on mortgage pass-throughs are based on the following formula, subject to a maximum of 600% of PSA (for spreads in excess of 2.25%) and a minimum of 100% PSA (for spreads below .45%).

              PREPAYMENT RATE = [-2.06 + 6.98 X ARCTAN (SP)] X PSA

         where,

                             SP = spread between coupon on collateral and the current market coupon for a comparable mortgage.
                             PSA                     = Public Securities
                                                     Association (PSA) standard
                                                     prepayment model. The model
                                                     grades linearly from 0% to
                                                     6% over the first two and a
                                                     half years of the mortgage
                                                     lifetime, and remains at 6%
                                                     thereafter.

DEFAULT COST

Annual default costs are based on the Edward Altman studies of historical defaults during the period 1971-1999. Default costs are summarized below.

                   S&P Rating              Annual Default Cost
         -----------------------------     -------------------

         Treasuries, GNMA, FNMA, FHLMC        0.0 basis points
         Cash                                 0.0
         AAA                                  0.1
         AA                                   2.0
         A                                    3.0
         BBB                                 15.0
         BB                                  95.0
         B                                  215.0
         CCC                                455.0
         Mortgage Loans                      20.0
         Not Rated                           15.0

INVESTMENT EXPENSES

Investment expenses are assumed to be 13 basis points, based on Keyport's current internally allocated expenses and Keyport's external costs for the fund managers.

The cost to trade a bond due to the bid/ask spread is assumed to be 5 basis points.

SEPARATE ACCOUNT ASSUMPTIONS

Separate accounts are assumed to return an aggregate yield of 10% per annum net of investment management fees.

TAX BASIS OF ASSETS

The tax basis of certain asset categories is significantly less than the statutory basis as of September 30, 2000. The differences are assumed to increase taxable income according to the following schedule, as provided by the
Company:

                       AMORTIZATION OF STATUTORY-TAX BASIS
                              DIFFERENCES ON ASSETS
                                  (IN MILLIONS)

         Year Ending
         September 30,            Options                 Private Equity
         -------------            -------                 --------------
         2001                     $118.4                        $0.0
         2002                       59.2                         0.0
         2003                        0.0                         0.0
         2004                        0.0                         0.0
         2005                        0.0                        16.0
         2006                        0.0                        16.0
         2007                        0.0                        16.0
         2008                        0.0                        16.0
         2009                        0.0                        16.0
         2010 & Later                0.0                         0.0
         Total                    $177.6                       $80.0

EQUITY INDEX OPTIONS

Keyport manages a dynamic hedging program to fund the equity index options embedded in the majority of the block of equity index annuities. The dynamic hedging program covers only the five and seven year lookback options embedded in the EIA's. The following table shows that the dynamic hedging program covers approximately 91% of the EIA block.

                      SUMMARY OF EMBEDDED LIABILITY OPTIONS
                                   (MILLIONS)

                              9/30/00            Percent of
Option Type             Statutory Reserve          Reserve
-----------             -----------------        ----------
5 Year Lookback            $1,979.9                 83.8%
7 Year Lookback               159.0                  6.7%
Other Lookback                107.0                  4.5%
Asian Lookback                117.0                  5.0%
Total                      $2,362.9                100.0%

For the portion of the EIA block not covered by the dynamic hedging program, Keyport directly purchases the option embedded in the liability to cover its exposure.

To dynamically hedge a five-year lookback option, Keyport executes the following strategy upon sale of the corresponding equity index annuity. The company purchases one, two, three, four, and five year European call options with strike rates set to mirror the option embedded in the liability. In addition, the company purchases an out-of-the-money five-year European call option. This set of six options is selected to match asset and liability sensitivities to changes in implied volatility levels. Finally, Keyport enters into S&P 500 futures contracts to match asset and liability sensitivities to changes in the underlying S&P 500 level.

As time passes, Keyport adjusts the level of S&P 500 futures contracts to maintain the match between asset and liability sensitivities to changes in the underlying S&P 500 level. Also, as the one, two, three, and four-year European call options mature, the option payoffs are invested in fixed income assets in the general account. Keyport designed the program to ensure that option payoffs, the subsequent interest earnings on these payoffs, and cash flows from futures contracts will fund the required payout above minimum non-forfeiture values on the EIA.

Dynamic hedging for the seven-year lookback option is analogous to the five-year lookback option.

A summary of the changes in asset and liability market values due to instantaneous shifts in underlying risk factors is shown in the following table.

                              EQUITY INDEX OPTIONS
                         SUMMARY OF MARKET VALUE CHANGES
                               (MILLIONS, PRE-TAX)

                                      Embedded               Option
                                  Liability Option         Portfolio
                                  ----------------         ---------
9/30/00 Market Value                  $1,009.9               $526.3
--------------------              ----------------         ---------
CHANGE IN MARKET VALUE
  S&P 500 +10%                          $154.6               $149.3
  S&P 500 -10%                          (120.8)              (131.1)
  Implied Volatility +2%                  17.4                 11.7
  Implied Volatility -2%                 (17.3)               (11.4)
  Risk Free Rate +1%                       3.3                 13.2
  Risk Free Rate -1%                      (2.5)               (12.9)


The September 30, 2000 asset market value is less than the liability market value. This is due to payoffs of European call options with maturity periods that were less than the corresponding maturity periods on the embedded liability options. As noted above, these payoffs were invested in fixed income assets.

As the S&P 500 level, implied volatilities, and risk free rates fluctuate, the company maintains an approximate match between changes in asset and liability market values. The market value changes due to fluctuations in risk free rates must also account for the associated fixed income assets. This would tend to improve the asset and liability match for this factor.

The projections reflect the amortization of the remaining cost basis of the options on the statutory balance sheet, along with the amortization of the deferred hedging losses. Future changes in the equity-linked returns of the inforce liabilities are assumed to be matched exactly by the current portfolio of options.

Under current market conditions, Keyport estimates the following option costs for new business, as a percentage of premium, for the options embedded in the major EIA products.


                               OPTION COST SUMMARY

            Option Type        Participation   Strike     Option
        ---------------------  -------------   ------     ------
                                   Rate         Rate       Cost
        5 Year Lookback             40%        110.8%      13.2%
        7 Year Lookback             45         123.8       16.6
        5 Year Asian Lookback       95         104.6       15.3
        7 Year Asian Lookback      110         109.7       19.6

For the five and seven year lookback options, these prices represent the cost that is expected to be realized over time as a result of the dynamic hedging program. For the five and seven year Asian lookback options, the cost is realized immediately upon purchase of the option.

INTEREST RATE SWAPS

Keyport manages a portfolio of interest rate swaps to match the durations between fixed income assets and liabilities. Specifically, Keyport selects swaps to match sensitivities to the first and second principal components of yield curve shifts. A summary of the inforce U.S. dollar interest rate swaps is shown in the following table.

                           INTEREST RATE SWAPS SUMMARY
                          AS OF 9/30/2000, IN MILLIONS

         Payment Characteristics                Notional Amount
       ----------------------------             ---------------
       Pay Fixed / Receive Floating               $2,787
       Pay Floating / Receive Fixed                $ 350

The floating payments received by Keyport are based on a range of indices that includes constant maturity treasury rates, constant maturity swap rates, and the three-month LIBOR rate. Indices are selected based on the characteristics of the assets and liabilities being hedged.

Cash flows from the swap portfolio inforce on September 30, 2000 were included in the appraisal projection based on the November 27, 2000 yield curve. The swap cash flow projection was done on a seriatim basis accounting for notional amounts, index values, fixed interest rates, payment start, reset, and maturity dates.

TREASURY YIELD CURVE (CORPORATE BOND EQUIVALENT)

The projections are based on the Constant Maturity Treasury yield curve as of November 27, 2000. Yields on intermediate Treasuries were interpolated.

                              TREASURY YIELD CURVE

                            November 27, 2000               September 29, 2000
                   -------------------------------          ------------------
                   Constant Maturity     "A" Rated           Constant Maturity
Maturity               Treasury          Corporate               Treasury
---------------    -----------------     ---------          ------------------
90-day                   6.33%             7.05%                   6.23%
1 year                   6.11              6.93                    6.07
2 year                   5.86              6.87                    5.98
3 year                   5.74              6.91                    5.91
5 year                   5.63              7.08                    5.85
7 year                   5.71              7.23                    5.93
10 year                  5.64              7.40                    5.80
20 year                  5.89              7.75                    6.13
30 year                  5.71              7.79                    5.88

NAIC RISK BASED CAPITAL

The factors employed to illustrate future risk based capital amounts were developed from Keyport's consolidated RBC at September 30, 2000, as follows:

            RISK BASED CAPITAL FACTORS - GENERAL ACCOUNT LIABILITIES
                       (100% OF NAIC COMPANY ACTION LEVEL)
       Risk
     Component                     Base                             Factor
   ---------------     ----------------------------------           ------

   C-1                 General Account Liabilities                   2.40%
                       Separate Account Liabilities                  0.35%
   C-2                 Individual Life Net Amount at Risk            0.15%
   C-3                 Liabilities
                          -  Deferred Annuity                        1.40%
                          -  SPIA & Life Insurance                   0.50
   C-4                 General Account Premium                       2.0%
                       Separate Account Liabilities                   .05%

The C-3 factors for deferred annuities were further multiplied by 60% to reflect management's estimation of the impact of recent NAIC adjustments to the RBC formula to reflect the results of stochastic testing of interest rate risks.

The cost of capital calculation is based on the cost or retaining capital to support the liabilities of Keyport, assuming earnings on capital at the after-tax annual effective rate of 5.07%

                                   APPENDIX B

                             KEYPORT LIFE COMPANIES
                   SUMMARY OF LIABILITY MODELS AND ASSUMPTIONS


I.       MODEL SUMMARY

         The following tables summarize the modeled inforce amounts of the Companies as of September 30, 2000, based on seriatim data provided by Keyport. Surrender charge tables A through S are described later in this Appendix. The average credited rates include the bonus interest currently being applied to the account value and is described later in this Appendix.

         The model reflects decennial ages of 35 through 85.

                             KEYPORT LIFE COMPANIES
                   LIABILITY INFORCE AS OF SEPTEMBER 30, 2000
                                  (IN MILLIONS)

----------------------- ---------------- -------- ---------- ----------- ----------- ----------- --------- -------- ------------
                                                                                                                    Average (1)
                                            SC      Policy     Account                Statutory    Death    Policy   Credited
   Line of Business          Product       Table     Count      Value    Cash Value    Reserve    Benefit    Loan      Rate
----------------------- ---------------- -------- ---------- ----------- ----------- ----------- --------- -------- ------------
Fixed Deferred          Key Annuity         A      11,329       $405.4      $397.2      $400.4       $ -       $ -        5.05%
Annuities
                                            C       8,074        438.9       426.0       441.3         -         -        5.65
                                            F      14,494        460.8       447.1       454.2         -         -        5.07
                                            H       1,089         71.9        67.7        70.6         -         -        5.64
                                            I       3,026        100.4        94.8        96.0         -         -        4.73
                                            J       1,477         66.5        66.5        66.5         -         -        5.19
                                            K       1,426         71.8        71.8        71.8         -         -        5.24
                                            L       1,428         59.2        59.2        59.2         -         -        5.25
                                            N       1,389         73.6        68.6        72.8         -         -        6.06
                                            P       8,483        240.6       238.5       240.0         -         -        4.92
                                            Q       1,544         55.8        55.8        55.8         -         -        4.92
                                            R      11,389        407.1       398.6       405.1         -         -        5.40
                        Galaxy              B      26,552        819.9       765.5       845.6         -         -        6.67
                                            F       1,397         52.1        48.7        50.0         -         -        6.31
                        Accumulator         O       1,321        122.4       114.1       125.8         -         -        7.34
                        Key Bonus 100       F       8,858        445.0       428.6       436.2         -         -        5.16
                        Focus               C       5,744        226.2       210.6       236.7         -         -        7.62
                        Special Consrv.     C       7,935        361.1       361.1       361.1         -         -        5.22
                        Ultra-max           F      27,418        945.0       912.0       928.9         -         -        5.20
                        Valued Customer     C      16,888        977.3       924.6       982.2         -         -        5.81
                        F&G Annuity         S      10,021        412.0       405.0       409.3         -         -        4.73
---------------------------------------- -------- ---------- ----------- ----------- ----------- --------- -------- ------------
TOTAL FIXED DEFERRED ANNUITIES                    171,282      6,812.8     6,561.9     6,809.3         -         -        5.59
---------------------------------------- -------- ---------- ----------- ----------- ----------- --------- -------- ------------
Variable Deferred       Keyport Advisor     -      19,864      1,160.6     1,114.3     1,111.5         -         -        5.67
Annuities
                        Keyport Charter     -       7,178        435.2       409.3       411.4         -         -        8.25
                        Flex 4 VA           -       7,481        389.1       388.7       388.6         -         -        5.22
                        Preferred           -       7,979        451.9       444.2       447.4         -         -        5.95
                        Advisor
                        Keyport Vista       -       2,163        187.8       188.2       187.9         -         -        5.24
                        GMDB                -           -          -           -          24.2         -         -        -
---------------------------------------- -------- ---------- ----------- ----------- ----------- --------- -------- ------------
TOTAL VARIABLE DEFERRED ANNUITIES                  44,665      2,624.7     2,544.6     2,571.0         -         -        5.46
---------------------------------------- -------- ---------- ----------- ----------- ----------- --------- -------- ------------
Equity Index Annuities  Key Index           -      45,100      2,003.4     1,864.2     2,245.9         -         -        -
                        Multi Point         -       3,230        115.6       104.5       117.1         -         -        -
Deferred Index Gain                                                                      (47.6)                           -
---------------------------------------- -------- ---------- ----------- ----------- ----------- --------- -------- ------------
TOTAL INDEX ANNUITIES                              48,330      2,118.9     1,968.6     2,315.4         -         -        -
---------------------------------------- -------- ---------- ----------- ----------- ----------- --------- -------- ------------
Fixed Payout                                -           -          -           -         470.6         -         -        -
Variable Payout         PIP                 -           -        411.2       411.2       411.2         -         -        -
SPWL                    Key Plan            -      18,352      1,818.1     1,809.3     1,821.5     2,220.9     584.6      4.87
GICs (Bear Stearns)                         -           -          -           -         400.9         -         -        5.70
Other Institutional                         -           -          -           -         740.5         -         -        -
Independence VLI                            -       1,709        187.4       187.4       187.4       384.6       -        -
---------------------------------------- -------- ---------- ----------- ----------- ----------- --------- -------- ------------
TOTAL COMPANY                                     284,338     13,973.1    13,483.0    15,727.9     2,605.5     584.6      -
---------------------------------------- -------- ---------- ----------- ----------- ----------- --------- -------- ------------

_________________________________
(1) The variable average credited rates are from the fixed account only.

         FUTURE ISSUES

         Production amounts by product for 2000 through 2003 are summarized below.

----------------------------------------------------------------------------------------------------------------------
                                                   PRODUCTION AMOUNTS
                                            (SINGLE PREMIUM, IN MILLIONS)
----------------------------------------------------------------------------------------------------------------------
           Product               2000 Estimate            2001                   2002                   2003
------------------------------- ---------------- ----------------------- ---------------------- ----------------------
Fixed
o  Focus 5                              $339             $269                    $140                   $140
o  Focus 5 MVA                             0              250                     435                    500
o  Galaxy 5                              639              450                     400                    350
o  Key Accumulator                       144              300                     400                    500
o  Subtotal Fixed                     $1,122           $1,269                  $1,375                 $1,490
------------------------------- ---------------- ----------------------- ---------------------- ----------------------
Equity Indexed
o  5 Year Multipoint                    $121             $320                    $354                   $424
------------------------------- ---------------- ----------------------- ---------------------- ----------------------
Variable
o  Charter                              $678             $700                    $875                 $1,100
o  Latitude                                0              300                     375                    475
o  Immediate VA                          100              250                     300                    400
o  Subtotal Variable                    $778           $1,250                  $1,550                 $1,975
------------------------------- ---------------- ----------------------- ---------------------- ----------------------
Total Individual                      $2,021           $2,839                  $3,279                 $3,889
------------------------------- ---------------- ----------------------- ---------------------- ----------------------
Institutional & PPVLI                   $800           $1,400                  $1,600                 $1,800
------------------------------- ---------------- ----------------------- ---------------------- ----------------------
Conservation Production                 $190             $230                    $250                   $250
------------------------------- ---------------- ----------------------- ---------------------- ----------------------
Total Production                      $3,011           $4,469                  $5,129                 $5,939
------------------------------- ---------------- ----------------------- ---------------------- ----------------------

         NON-MODELED

         The following table summarizes the total reserve inforce as of September 30, 2000 that was not modeled in our analysis.

                ----------------------------------------------------
                                 NON-MODELED RESERVE
                              AS OF SEPTEMBER 30, 2000
                ----------------------------------------------------
                  Description                    ($millions)
                ------------------------ ---------------------------
                  Employee 401K                     $29.1
                  Key Select MVA                     63.8
                  Keyport VLI                        18.6
                  Others                              0.7
                ------------------------ ---------------------------
                  Total                            $112.2
                ------------------------ ---------------------------

II.      ASSUMPTIONS

         MORTALITY

         Mortality on deferred annuities is assumed to equal 75% of the 1983 Basic table.

         Mortality on Single Premium Life is assumed to equal 65% of the 1975-80 S&U table.

         Keyport does not currently reinsure the Guaranteed Minimum Death Benefit features of its variable annuity products. The GMDB cost assumed is based on the pricing assumptions as follows:

----------------------------------------------------------------------------------------------------------------------
                                            VA GUARANTEED MINIMUM BENEFITS
----------------------------------------------------------------------------------------------------------------------
         Benefit Type                   Description                Additional Fee                Assumed Cost
------------------------------- ---------------------------- ---------------------------- ----------------------------
Standard GMDB (1)                 Highest anniversary value;             --                          15 bp
                                  no less than principal
------------------------------- ---------------------------- ---------------------------- ----------------------------
Latitude GMDB                        Return of Premium                   --                          5 bp
------------------------------- ---------------------------- ---------------------------- ----------------------------
Enhanced Death Benefit                      --                          10bp                   Additional 10 bp
------------------------------- ---------------------------- ---------------------------- ----------------------------
Income Protection                           --                          35 bp                  Additional 35 bp
------------------------------- ---------------------------- ---------------------------- ----------------------------
Package: Enhanced DB plus              Both of above                    40 bp                  Additional 40 bp
Income Protection
------------------------------- ---------------------------- ---------------------------- ----------------------------

         There has been relatively little selection of the optional guaranteed benefits by policyholders. For purposes of this analysis, all policies are assumed to have the standard GMDB.

         The highest anniversary ratchet applies only through attained age 80.

         LAPSE RATES

         The following tables provide a summary of the lapse rates assumed, based on lapse studies performed using inforce as of yearend 1999 and the valuation date, our knowledge of lapse experience on similar products in the industry, and on experience studies and guidance provided by the Company.

----------------------------------------------------------------------------------------------------------------------
                                                     LAPSE RATES
----------------------------------------------------------------------------------------------------------------------
                      Galaxy 5                                          Key Annuity
              ---------------------- ---------------------------------------------------------------------------------
                                                                                                               SC
Duration         SC B       SC F        SC A        SC C        SC F       SC H       SC I      SC J-K-L     N-P-Q-R
------------- ----------- ---------- ----------- ----------- ----------- ---------- ---------- ------------ ----------
 1                 4%          4%        10%          2%          8%         10%        10%         -            5%
 2                 5           5         10           6           8          10         10          -            5
 3                 5           5         10           6           8          10         10          -            6
 4                 6           6         10           6           8          10         10          -            7
 5                 8           8         10           8           8          10         15          -            8
 6                50           8         15          50          11          10         15          -            9
 7                20           8         20          20          13          10         15          -           10
 8                15          50         35          15          35          15         15         15%          35
 9                15          20         15          15          15          20         15         15           20
10                15          15         15          15          15          30         15         15           15
11                15          15         15          15          15          15         30         15           15
12+               15          15         15          15          15          15         15         15           15
------------- ----------- ---------- ----------- ----------- ----------- ---------- ---------- ------------ ----------



__________________________
(1) The Standard is not applied to Latitude.

-----------------------------------------------------------------------------------------------------------------------
                                                      LAPSE RATES
-----------------------------------------------------------------------------------------------------------------------
                                                                                              Equity Indexed*
                                                                                    -----------------------------------
                                          Valued                           Single
                 Key                     Customer,                        Premium               5-      7-       10-
  Duration      Bonus    Accumulator      Focus     Special   Ultramax      Life     1-Year    Years    Years   Years
------------- -------- -------------- ------------ --------- ---------- ----------- --------- -------- ------- --------
    1             8%         4%             4%          4%        8%        -           15%        7%       7%      7%
    2            10          5              5           5         8         -           15         5        5       5
    3            10          5              5           5         8         -           15         3        3       3
    4            10          6              6           6         8         -           15         2        2       2
    5            10          8              8           8         9         -           15         2        2       2
    6            10         50             50          50        10         -           15        65        2       2
    7            15         20             20          30        10         5%          15         5        2       2
    8            40         15             15          20        30         5           15         3       65       2
    9            25         15             15          15        20         5           15         2        5       2
    10           15         15             15          15        15         5           15         2        3       2
    11           15         15             15          15        15         5           15        65        2      65
    12           15         15             15          15        15         5           15         5        2       4
    13           15         15             15          15        15         5           15         3        2       3
    14+          15         15             15          15        15         5           15         2       65       2
------------- -------- -------------- ------------ --------- ---------- ----------- --------- -------- ------- --------

* Equity indexed products are assumed to have a 65% lapse at end of each multi-year period.

                  ---------------------------------------------------------------------
                                              LAPSE RATES
                  ---------------------------------------------------------------------
                                                          Variable Annuity
                                              -----------------------------------------
                    Duration    F&G Annuity    Latitude      Others     Keyport Vista
                  ------------ -------------- ------------ ----------- ----------------
                       1             5%            5%           5%           5%
                       2             5             5            5            8
                       3             5             6            6           10
                       4             5             7            7           10
                       5             5             8            8           10
                       6             5             8            8           10
                       7            50             8            8           10
                       8            15             8           30           10
                       9            15            30           15           10
                      10            15            15           10           10
                      11            15            10           10           10
                  ------------ -------------- ------------ ----------- ----------------
                      12+           15            10           10           10
                  ------------ -------------- ------------ ----------- ----------------

Interest sensitive lapse adjustments, expressed as a percentage, were added to the lapse rates in the prior tables based on the following formula:

          Z X (MR - CR - SC/4)(2)       if MR < CR + SC/4
          0                             if CR > MR > CR + SC/4
          -Z X (MR - CR)(2)             if MR > CR

where,

     SC is the surrender charges as a percent of account value, including the impact of any market value adjustment.

     CR   is the credited rate of interest, as a percent.
     MR   is the market rate of interest, as a percent.

     Z    = 2 for deferred annuities
          = 0 for SPWL
          = 0 for EIA and VA

The market rate is assumed to equal the 7-year nominal Treasury rate for annuities and the 7-year Treasury less 50 bp for SPWL.

PARTIAL WITHDRAWAL UTILIZATION

Free partial withdrawals of 2% per annum are assumed in years 2+.

EXPENSES

Unit expense factors for acquisition costs are based on Keyport pricing allowables. Unit maintenance expense factors are based on industry allowables.

----------------------------------------------------------------------------------
                      UNIT EXPENSE FACTORS
----------------------------------------------------------------------------------
                               Fixed Product                   Variable Product
------------------- ---------------------------------------- ---------------------
Maintenance         $30 Per Policy                           $45 Per Policy
                    0.15% of Immediate Annuity Reserves
------------------- ---------------------------------------- ---------------------
Acquisition         0.5% Premium                             1.25% Premium
                    $60 Per Policy                           $60 Per Policy
------------------- ---------------------------------------- ---------------------

Inflation of 3% per year is reflected in the per policy expense allowables.

CREDITED RATES

Initial credited rates were provided by the Company, and vary by plan, market and deposit date. These rates are held constant until policy anniversary, and are then changed subject to the following crediting rate strategy:

o Determine a preliminary rate equal to the current credited rate after removing any first year interest bonuses.

o For annuities, hold the preliminary credited rate constant throughout the projection, without allowing it to exceed the market rate less 85 bp during the surrender charge period or 60 bp after the surrender charge period.

o    For SPWL, hold the credited rate constant throughout the projection.

The resulting credited rates are subject to current multi-year guarantees and long-term minimum guarantees.

Future business is projected based on the pricing spreads after bonus as described below.

              ---------------- ---------------------------------------------
                                                Policy Year
                               ---------------------------------------------
                                    1             2-5              6+
              ---------------- ------------- --------------- ---------------
                Focus 5             125 bp       225 bp          265 bp
                Galaxy 5            100          200             265
                Accumulator          95          195             265
              ---------------- ------------- --------------- ---------------

MULTI-YEAR GUARANTEED PERIOD

The multi-year period is predominately five years as follows:


         -----------------------------------------------------
                        FIXED DEFERRED ANNUITIES
                 SUMMARY OF MULTI-YEAR GUARANTEED PERIOD
                        AS OF SEPTEMBER 30, 2000
         -----------------------------------------------------
                  Period                  Statutory Reserve
         -------------------------- --------------------------
                     3                  $    34.1 million
                     5                    2,204.3
                     7                       61.9
               Not Multi-Year             4,509.1
         -------------------------- --------------------------
                   Total                  6,809.3 million
         -------------------------- --------------------------

BONUS CREDITED RATES

Focus 5, Galaxy 5, Accumulator, Ultramax and Key Bonus offer a first year interest bonus of 1.0%. Sixteen percent of the inforce fixed annuity block is currently receiving the first year bonus. We have reduced credited rates on these policies by 1.0% after the first policy year.

An additional bonus based on account value for Galaxy 5 and Accumulator is summarized below.

        --------------------------------- -------------------------------
                      Galaxy 5                      Accumulator
        --------------------------------- -------------------------------
              Account           Bonus           Account          Bonus
               Value             (bp)            Value            (bp)
        -------------------- ------------ -------------------- ----------
             $0 - 4,999            0          $0 - 24,999           0
           5,000 - 9,999          10        25,000 - 49,999        20
          10,000 - 24,999         25        50,000 - 74,999        30
          25,000 - 49,999         35        75,000 - 99,999        35
          50,000 - 99,999         40            100,000+           40
              100,000+            45
        -------------------- ------------ -------------------- ----------


The Latitude VA also has a first year bonus which is 4.0% paid at issue.

VARIABLE PRODUCT FEES

The separate accounts are projected based on an annual growth rate of 10%, net of investment management fees.

----------------------------- ------------------------ --------------------------- -----------------
                                                          Retained Investment
            Plan                      M&E Fee                Advisory Fees              Total
----------------------------- ------------------------ --------------------------- -----------------
Charter                               140 bp                      40 bp                  180 bp
PIP                                   140                         40                     180
Other Keyport                         140                         25                     165
----------------------------- ------------------------ --------------------------- -----------------
Independence VLI                      60                          0                      60
----------------------------- ------------------------ --------------------------- -----------------

POLICY LOANS

75% of the SPWL policy loans are assumed to be preferred based on discussions with the company. The preferred loans have a zero net cost to the policyholder while the other 25% are charged a 2.50% spread. A similar net spread is assumed for the Independence VLI block.

RESERVES

We have calculated the reserves consistent with the Company's practice as follows:

 ------------------------------ ------------------------------------------------
             Block                        Method
 ------------------------------ ------------------------------------------------
 Fixed Annuities                Continuous CARVM with Actuarial Guideline 33
 ------------------------------ ------------------------------------------------
 Variable Annuities
      o   KLI - Existing        Cash surrender value plus GMDB reserve
      o   KLI Future,           Continuous CARVM with valuation rate less M&E
          KBIC                  charges as the guaranteed rate
 ------------------------------ ------------------------------------------------
 Equity Index                   EDIM with undiscounted recognition of
                                intrinsic value
 ------------------------------ ------------------------------------------------

The fixed payout annuity reserves and cash flows were provided from the Company and have an average valuation rate of 6.50%.

TAXES

Federal income tax rate: 35%

DAC Tax:     Existing Business:    $84.5 million of DAC tax asset is amortized
                                   as provided by the Company.

             New Business:         1.75% of non-qualified premium amortized over
                                   ten years. 80% of all premium is assumed non-qualified.

Tax Reserves:     Existing business tax reserves are equal to statutory reserves less approximately $195 million. This difference will eventually flow into statutory income but not taxable income.

INSTITUTIONAL BUSINESS

The inforce institutional business consists of contracts from four different counterparties. The following table summarizes the inforce as of September 30, 2000.

------------------------------------------- ---------------------- --------------- ----------------
              Counterparty                    Statutory Reserve       Maturity         Account
                                                 (millions)
------------------------------------------- ---------------------- --------------- ----------------
Commonwealth Edison                                   $557.5            2004(1)        Separate
Trustees of Halmark                                     84.6            4/2005         Separate
Trustees of Florida Power & Light                       98.5            6/2003         Separate
Bear Stearns                                           400.9            6/2003          General
------------------------------------------- ---------------------- --------------- ----------------
Total                                               $1,141.4
------------------------------------------- ---------------------- --------------- ----------------

The Commonwealth Edison agreement consists of multiple contracts mostly maturing in early 2004. We have assumed a 12% lapse rate on Commonwealth Edison to account for early maturities.

------------------------------
(1) Consists of various contracts maturing at different dates. Most in early
2004.

     The following outlines the assumptions underlying the separate account institutional projections:

        ------------------------------------------------------------------- --------------
        Separate Account Growth                                                  10.00%
        Gross Spread                                                              0.45
        Expenses                                                                  0.10
        Net Spread                                                                0.35
        Lapse Rate -      -- Future Business, Commonwealth Edison                12.00
                          -- Existing -Other                                      0.00
        Partial Withdrawal                                                        3.00
        ------------------------------------------------------------------- --------------

     The Bear Stearns' cash flows and reserves were provided by Company.

III. PRODUCT SPECIFICATIONS

     SURRENDER CHARGES

-----------------------------------------------------------------------------------------
                        FIXED ANNUITIES
-----------------------------------------------------------------------------------------
                                                 Policy Year
    SC                -------------------------------------------------------------------
  Table      Basis      1     2     3     4     5     6     7     8     9     10     11
---------- ---------- ----- ----- ----- ----- ----- ----- ----- ----- ----- ------ ------
    A      % Premium    7%    6%    5%    4%    3%    2%    1%    0%    0%    0%     0%
    B                   7     7     6     5     4     0     0     0     0     0      0
    C                   7     7     7     6     5     0     0     0     0     0      0
    D                   8     7     6     5     4     3     2     0     0     0      0
    E                   7     7     7     6     5     4     2     0     0     0      0
    F                   7     7     7     6     5     4     3     0     0     0      0
    G                   7     7     7     6     5     4     3     2     1     0      0
    H                   8     8     7     6     5     4     3     2     1     0      0
    I                   7     7     7     7     7     7     6     5     4     3      0
---------- ---------- ----- ----- ----- ----- ----- ----- ----- ----- ----- ------ ------
    J      % AV         6%    6%    5%    4%    3%    2%    1%    0%    0%    0%     0%
    K                   5     5     5     5     5     0     0     0     0     0      0
    L                   6     6     6     5     4     3     1     0     0     0      0
    M                   5     5     5     5     5     4     3     0     0     0      0
    N                   7     7     6     5     4     3     2     0     0     0      0
    O                   7     7     7     6     5     0     0     0     0     0      0
    P                   6     6     6     6     5     4     3     0     0     0      0
    Q                   6     6     6     6     6     5     3     0     0     0      0
    R                   7     7     7     6     5     4     3     0     0     0      0
    S                   6     5     4     3     2     1     0     0     0     0      0
---------- ---------- ----- ----- ----- ----- ----- ----- ----- ----- ----- ------ ------

     ----------------------------------------------------------------------------------
                                        VARIABLE ANNUITIES
     ----------------------------------------------------------------------------------
           Duration              Latitude               Vista              Others
     --------------------- --------------------- -------------------- -----------------
              1                     8%                    0%                 7%
              2                     8                     0                  6
              3                     8                     0                  5
              4                     7                     0                  4
              5                     6                     0                  3
              6                     5                     0                  2
              7                     4                     0                  1
              8                     3                     0                  0
              9+                    0                     0                  0
     --------------------- --------------------- -------------------- -----------------

Equity Index Annuities:

     10% of premium, waived at the end of the term period.

EQUITY INDEX S&P 500 CREDITS

The end of term S&P 500 credits are based on :

       Key Index:        The highest anniversary value of the S&P 500 Index
                         during the term.

       MultiPoint:       The highest monthly average from issue of
                         the S&P 500 Index at each anniversary.

The credits are vested at the end of each policy year linearly from issue to the end of the term period. For example, the five-year plan's vesting schedule increases 20% each year.

FREE PARTIAL WITHDRAWALS

Most annuity products have a 10% free partial withdrawal provision up to accumulated interest.

GUARANTEED CREDITED RATES

The guaranteed interest rates after the initial guaranteed period are:

    ------------------------------------------------------------- -----------------
    General Account Annuities   -       Existing Business               3.50%
                                        Future Business                 3.00

    ------------------------------------------------------------- -----------------
    SPWL                                                                3.80% (2)
    ------------------------------------------------------------- -----------------




------------------------------
(2)  3.80% is the average guaranteed rate assumed for SPWL.

COMMISSIONS

     ----------------------------------- --------------------
            PRODUCT                          COMMISSIONS
     ----------------------------------- --------------------
     Accumulator                                 5.00%
     Focus 5, Focus 5 MVA                        5.50
     Galaxy 5                                    5.00
     5 Year Multipoint                           6.00
     Charter                                     7.00
     Immediate VA                                7.50
     Latitude                                    5.50
     Focus 5 MVA Conservation                    2.75
     ----------------------------------- --------------------

The company is in the process of redesigning the immediate VA in 2001. The commission rate on the current product is 7.0% which we have reflected in 2000 and a portion of the 2001 production. The 7.5% rate is based on preliminary pricing of the product, and is reflected starting in 2001.

In addition, we have assumed a trail commission rate of 20 basis points for EIA and 8 basis points for SPWL based on discussions with the Company.

                                   APPENDIX C

                      DETAILED STATUTORY PROJECTION OUTPUT

LINE OF BUSINESS                                              PAGE
---------------------------------------------------          ------
BUSINESS INFORCE AS OF SEPTEMBER 30, 2000
       o  Deferred Annuity - Fixed - SPDA/FPDA                 C-2
       o  Deferred Annuity - Equity Indexed                    C-4
       o  Deferred Annuity - Variable                          C-6
       o  SPWL                                                 C-8
       o  Independence Variable Life                          C-10
       o  Payout Annuity                                      C-12
       o  Institutional                                       C-14
       o  Total Existing Business                             C-15

TEN YEARS OF NEW ISSUES
       o  Deferred Annuity - Fixed                            C-17
       o  Deferred Annuity - Equity Indexed                   C-20
       o  Deferred Annuity - Variable                         C-23
       o  Immediate Annuity - Variable                        C-26
       o  Institutional                                       C-29
       o  Total New Business                                  C-32


                                      C-1